ARTICLES OF INCORPORATION

                                       OF

                           CONNECTIONS MARKETING CORP.


WHEREAS, the undersigned natural persons acting as incorporators of the corporation under the Nevada Business Corporations Act adopt the following Articles of Incorporation for such corporation.


                                   ARTICLE I

         Name. The name of the corporation (hereinafter called "Corporation") is CONNECTIONS MARKETING CORP.


                                   ARTICLE II

         Period of Duration. The period of duration of the Corporation is perpetual.


                                  ARTICLE III

         Purposes and Powers. The purpose for which this Corporation is organized is to engage in the business of investing in, participating in, and joint venturing in, and acquiring of all forms of investment and businesses and to engage in any and all other lawful business.


                                   ARTICLE IV

         Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock having a par value of one mil ($.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.


                                   ARTICLE V

         Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                   ARTICLE VI

         Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 2050 Ellis Way, Elko, Nevada 89801, and the initial registered agent of the Corporation at such address is Gateway Enterprises, Inc.


                                  ARTICLE VII

         Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the name and post office address of the person who shall serve as Directors until their successors are elected and qualified are:

                  R. Kenneth Jarrell
                  4091 Westlake Avenue
                  West Valley City, Utah 84120

                  Kurtis D. Hughes
                  2325 Arbor Lane
                  Salt Lake City, Utah 84117

                  Sharon Lundskog
                  1168 Sunnyside Avenue
                  Salt Lake City, Utah 84102


                                  ARTICLE VIII

         Incorporators. The name and post office address of each incorporator is:

                  Kurtis D. Hughes
                  2325 Arbor Lane
                  Salt Lake City, Utah 84117


                                   ARTICLE IX

         Preemptive Rights. There shall be no preeemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

                                   ARTICLE X

         Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.




                                                        /s/ Kurtis D. Hughes
                                                        --------------------
                                                        Kurtis D. Hughes


STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

         On the 8th day of November,  1984, personally appeared before me Kurtis
D. Hughes and duly acknowledged to me that he is the person who signed the foregoing instrument as incorporator and that he has read the foregoing instrument and know the contents thereof and the same is true of his own knowledge except as to those matters upon which he operates on information and belief and as to those matters believes them to be true.




                                                /s/ Debbie Hunis
                                                ----------------
                                                NOTARY PUBLIC


                                                Residing in Salt Lake City, Utah


My Commission Expires:
July 26, 1987